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                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

               For registration of certain classes of securities
                    pursuant to section 12(b) or (g) of the

                        Securities Exchange Act of 1934


                       FISHER & PAYKEL INDUSTRIES LIMITED
                       __________________________________
             (Exact name of registrant as specified in its charter)

New Zealand                                              Not Applicable
_______________________________________     ___________________________________
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

         15 Maurice Paykel Place
               East Tamaki
        Auckland, New Zealand                             Not Applicable
          011 64 9 574 0100                               ______________
       __________________                                   (Zip Code)
(Address of principal executive offices)



Securities to be registered pursuant to Section 12(b) of the Act:

    Title of each class             Name of each exchange on which
    to be so registered             each class is to be registered

_______________________________________________________________________________

_______________________________________________________________________________


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates:
333-69322 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

                         Ordinary shares, no par value
_______________________________________________________________________________
                                (Title of class)

            American Depositary Shares, representing ordinary shares
_______________________________________________________________________________
                                (Title of class)




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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


    Item 1.         Description of Registrant's Securities to be Registered


     The Registrant is applying for registration of: (a) ordinary shares, no par value ("Shares") and (b) American Depositary Shares ("ADSs") representing the Shares, each ADS representing four Shares. Information relating to the shares is set forth under the heading "Description of Share Capital" on pages 78 through 83 of the prospectus included in the Registrant's Registration Statement on Form F-1 (Registration No. 333-69322) filed on September 13, 2001, under the Securities Act of 1933, as amended (the "Registration Statement"), which information is incorporated herein by reference.

     Information relating to the ADSs is set forth under the heading "Description of American Depositary Receipts" on pages 84 through 91 of the Registration Statement, which information is incorporated herein by reference.

     Information relating to tax consequences of owning and disposing of the Shares and the ADSs is set forth under the heading "Taxation" on pages 93 through 97 of the Registration Statement, which information is incorporated herein by reference.

     Definitive copies of the prospectus describing the terms of the Shares and the ADSs will be filed pursuant to Rule 424(b) under the Securities Exchange Act of 1934, as amended, and shall be deemed to be incorporated herein by reference.

     Item 2.         Exhibits

3.1 Constitution of Fisher & Paykel Industries Limited (Incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form F-1 (Registration No. 333-69322))

4.1 Form of Deposit Agreement*

4.2 Form of American Depositary Receipt (included in Exhibit 4.1 to this registration statement)

     *To be filed by amendment






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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                 FISHER & PAYKEL INDUSTRIES LIMITED

                                      /s/ W. Lindsay Gillanders
                                  ______________________________________________

                                 Date: September 20, 2001
                                       _________________________________________

                                 By:   W. Lindsay Gillanders, Executive Director
                                       _________________________________________
                                       and Company Secretary
                                       _________________________________________





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